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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of E*TRADE Group, Inc. on Form S-3 of our report dated October 13, 1999 appearing in the Annual Report on Form 10-K of E*TRADE Group, Inc. for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

San Jose, California
November 23, 1999